As filed with the Securities and Exchange Commission on  July 11, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2873391
(State of incorporation)	(I.R.S. Employer Identification No.)

500 Wind River Way

Alameda, California  94501

(510) 748-4100

(Address, including zip code, of registrant’s principal executive offices)

1998 NON-OFFICER STOCK OPTION PLAN

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Marla Ann Stark

Vice President and General Counsel

Wind River Systems, Inc.

500 Wind River Way

Alameda, California 94501

(510) 748-4100

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey, Esq.

Cooley Godward LLP

One Maritime Plaza, 20th Floor

San Francisco, CA  94111-3580

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.001 par value, to be issued under the plans	6,500,000 shares	$5.10	$33,150,000.00	$3,050.00

(1)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 9, 2002 as reported on the Nasdaq National Market.

PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

The contents of the Registrant’s Registration Statements on Form S-8 File Nos. 33-63796, 333-06921, 333-61053, 333-66245, 333-86397, 333-34874, 333-46850, and 333-63300 dated June 3, 1993, June 26, 1996, August 10, 1998, October 28, 1998, September 1, 1999, April 14, 2000, September 28, 2000, and June 19, 2001, respectively, are incorporated herein by reference.

Item 8.    Exhibits

Exhibit Number	Document
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1)
99.1	1998 Non-Officer Stock Option Plan, as amended
99.2	Amended and Restated Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 10th day of July, 2002.

WIND RIVER SYSTEMS, INC.

By:	/s/ MICHAEL W. ZELLNER
Michael W. Zellner
Chief Financial Officer and Vice President of Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Thomas St. Dennis and Michael W. Zellner, and each of them, as his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/s/ THOMAS ST. DENNIS	President, Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2002
Thomas St. Dennis

/s/ MICHAEL W. ZELLNER	Vice President of Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 10, 2002
Michael W. Zellner

/s/ JERRY L. FIDDLER	Chairman of the Board	July 10, 2002
Jerry L. Fiddler

/s/ NARENDRA K. GUPTA	Vice Chairman of the Board	July 10, 2002
Narendra K. Gupta

Director
James W. Bagley

/s/ JOHN C. BOLGER	Director	July 10, 2002
John C. Bolger

/s/ WILLIAM B. ELMORE	Director	July 10, 2002
William B. Elmore

Director
Grant M. Inman

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1)
99.1	1998 Non-Officer Stock Option Plan, as amended
99.2	Amended and Restated Employee Stock Purchase Plan